Exhibit 1
Execution Copy
POPULAR, INC.
40,000,000 DEPOSITARY SHARES, EACH REPRESENTING
1/40th OF A SHARE OF CONTINGENT CONVERTIBLE PERPETUAL
NON-CUMULATIVE PREFERRED STOCK, SERIES D
(no par value, $1,000 liquidation preference per share)
UNDERWRITING AGREEMENT
April 13, 2010

April 13, 2010

To	Morgan Stanley & Co. Incorporated for the Underwriters named in Schedule II hereto
Ladies and Gentlemen:
     Popular, Inc., a Puerto Rico corporation (the “Company”), proposes to issue and sell to the several underwriters named in Schedule II hereto (the “Underwriters”), for whom you are acting as Manager (the “Manager”), the number of depositary shares (the “Depositary Shares”) set forth in Schedule I hereto (the “Firm Shares”), as evidenced by depositary receipts (the “Depositary Receipts”), and each representing 1/40th of a share of its Contingent Convertible Perpetual Non-Cumulative Preferred Stock, Series D (no par value, $1,000 liquidation preference per share) (the “Preferred Stock”). The Company also proposes to issue and sell to the several Underwriters not more than the number of additional Depositary Shares set forth in Schedule I hereto (the “Additional Shares”) if and to the extent that you, as Manager of the offering, shall have determined to exercise, on behalf of the Underwriters, the right to purchase such Depositary Shares granted to the Underwriters in Section 2 hereof. The Company will deposit the Preferred Stock with The Bank of New York Mellon, as depositary (the “Depositary”), pursuant to a Deposit Agreement, dated as of April 19, 2010, between the Company and the Depositary (the “Deposit Agreement”). The Firm Shares and the Additional Shares are hereinafter collectively referred to as the “Shares.” Upon the occurrence of certain conditions, the Shares will be mandatorily convertible into shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”). If the firm or firms listed in Schedule II hereto include only the Manager listed in Schedule I hereto, then the terms “Underwriters” and “Manager” as used herein shall each be deemed to refer to such firm or firms.
     The Company has filed with the Securities and Exchange Commission (the “Commission”) a Registration Statement on Form S-3 (File No. 333-159960, relating to certain securities (the “Shelf Securities”), including the Preferred Stock and the Shares, to be issued from time to time by the Company and certain subsidiaries of the Company. The registration statement as amended to the date of this Agreement, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A or Rule 430B under the Securities Act of 1933, as amended (the “Securities Act”), is hereinafter referred to as the “Registration Statement,” and the related prospectus covering the Shelf Securities dated June 12, 2009 in the form first used to confirm sales of the Shares (or in the form first made available to the Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act) is hereinafter referred to as the “Basic Prospectus.” The Basic Prospectus, as supplemented by the prospectus supplement specifically relating to the Shares in the form first used to confirm sales of the Shares (or in the form first made available to the Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act) is hereinafter referred to as the “Prospectus,” and the term “preliminary prospectus” means any preliminary form of the Prospectus relating to the Shares filed with the Commission. For purposes of this Agreement, “free writing prospectus” has the meaning set forth in Rule 405 under the Securities Act, “Time of Sale Prospectus” means the preliminary prospectus together with the free writing prospectuses, if any, each identified in Schedule I hereto, and “broadly available road show” means a “bona fide electronic road show” as defined in Rule 433(h)(5) under the Securities Act that has been made available without restriction to any person. As used herein, the terms “Registration Statement,” “Basic Prospectus,” “preliminary prospectus,” “Time of Sale Prospectus” and “Prospectus” shall include the documents, if any, incorporated by reference therein. The terms “supplement,” “amendment,” and “amend” as used herein with respect to the Registration Statement, the Basic Prospectus, the Time of Sale Prospectus, any preliminary prospectus or free writing prospectus shall include all documents subsequently filed by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are deemed to be incorporated by reference therein.
     1. Representations and Warranties. The Company represents and warrants to and agrees with each of the Underwriters that:
     (a) The Registration Statement has become effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement has been issued by the Commission, and no proceedings for that purpose are pending before or, to the knowledge of the Company, threatened by the Commission. At the time of the filing of the Registration Statement , the Company was a well-known seasoned issuer (as defined in Rule 405 under the Securities Act) and is eligible to use the Registration Statement as an automatic shelf registration statement. The Company has not received notice that the Commission objects to the use of the Registration Statement as an automatic shelf registration statement.
     (b) (i) Each document filed or to be filed pursuant to the Exchange Act and incorporated by reference in the Time of Sale Prospectus or the Prospectus complied or will comply when so filed in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder, (ii)

each part of the Registration Statement, when such part became effective, did not contain, and each such part, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) the Registration Statement as of the date hereof does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iv) the Registration Statement and the Prospectus comply, and as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder, (v) the Time of Sale Prospectus does not contain and, at the time of each sale of the Shares in connection with the offering when the Prospectus is not yet available to prospective purchasers and at the Closing Date (as defined in Section 4), as then amended or supplemented by the Company, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (vi) each broadly available road show, if any, when considered together with the Time of Sale Prospectus, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and (vii) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Registration Statement, the Time of Sale Prospectus, each broadly available road show or the Prospectus based upon information relating to any Underwriter furnished to the Company in writing by an Underwriter through the Manager expressly for use therein, it being understood and agreed that the only information furnished by any Underwriter, consists of the information described as such in Section 8(a) hereof.
     (c) The Company is not an “ineligible issuer” in connection with the offering pursuant to Rules 164, 405 and 433 under the Securities Act. Any free writing prospectus that the Company is required to file pursuant to Rule 433(d) under the Securities Act has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Each free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or that was prepared by or behalf of or used or referred to by the Company complies or will comply in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Except for the free writing prospectuses, if any, identified in

Schedule I hereto forming part of the Time of Sale Prospectus, and electronic road shows, if any, each furnished to you before first use, the Company has not prepared, used or referred to, and will not, without your prior consent, prepare, use or refer to, any free writing prospectus.
     (d) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the Commonwealth of Puerto Rico, with full corporate power and authority to own, lease and operate its properties and conduct its business as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus and to execute and deliver this Agreement; the Company has the full corporate power and authority to issue, sell and deliver the Preferred Stock as contemplated herein; and the Company is duly registered as a bank holding company under the Bank Holding Company Act of 1956, as amended (the “Bank Holding Company Act”).
     (e) The Company is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified and in good standing would not, individually or in the aggregate, have a material adverse effect on the business, financial condition or results of operations of the Company and its subsidiaries taken as a whole (a “Material Adverse Effect”).
     (f) Each Significant Subsidiary (as defined below) has been duly incorporated or organized and is validly existing in good standing under the laws of the jurisdiction of its organization, has full corporate or other organizational power and authority to own, lease and operate its properties and conduct its business as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus and is duly qualified as a foreign entity to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify and be in good standing would not have a Material Adverse Effect; all of the issued and outstanding shares of capital stock of each Significant Subsidiary have been duly authorized and validly issued, are fully paid and non-assessable (subject to the provisions of Section 55 of Title 12 of the United States Code in the case of Significant Subsidiaries which are national banking associations), were not issued in violation of any preemptive or similar right and, except as otherwise disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus and, except for directors’ qualifying shares, are owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity or, if such is not the case, that any such security interest, mortgage, pledge, lien, encumbrance, claim or equity, when exercised, enforced or otherwise asserted, will not have a Material Adverse Effect; and the Company has no “significant subsidiaries” (as defined in Rule 1-02(w) of Regulation S-X under the Securities Act) other than Banco Popular de Puerto Rico, Banco Popular North America, Popular North America, Inc. and Popular International Bank, Inc. (each, a “Significant Subsidiary” and collectively, the “Significant Subsidiaries”).
     (g) This Agreement has been duly authorized, executed and delivered by the Company.
     (h) The Deposit Agreement has been duly authorized, and when executed and delivered by the Company, will constitute a valid and legally binding obligation of the Company, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.
     (i) As of December 31, 2009, the Company had an authorized and outstanding capitalization as set forth in the section of the Time of Sale Prospectus and the Prospectus entitled “Capitalization—Actual,” and, subject to the grant, issuance, exercise, forfeiture or surrender of options or shares of Common Stock in connection with the Company’s existing stock plans or upon exercise warrants and rights disclosed as outstanding in the Time of Sale Prospectus and the Prospectus, as of the Closing Date the Company shall have in all material respects an authorized and outstanding capitalization as set forth in the section of the Time of Sale Prospectus and the Prospectus entitled “Capitalization.”
     (j) The shares of issued and outstanding capital stock of the Company have been duly authorized and validly issued, and are fully paid and non-assessable; none of the outstanding shares of capital stock of the Company was issued in violation of the preemptive or other similar rights of any securityholder of the Company.
     (k) The issuance of the Preferred Stock has been duly and validly authorized by the Company. When issued and delivered against payment therefor in accordance with this Agreement, the Preferred Stock will be validly issued, fully paid and non-assessable and none of the Preferred Stock will have been issued in violation of the preemptive or other similar rights of any securityholder of the Company, and will have the powers, designations, preferences and rights set forth in the restated certificate of incorporation of the Company, as amended, including by the relevant Certificate of Designations; the certificates for the Preferred Stock and the Common Stock into which the Preferred Stock is convertible are in due and proper form.

     (l) Upon execution and delivery of the Depositary Receipts pursuant to the terms of the Deposit Agreement, the persons in whose names such Depositary Receipts are registered will be entitled to the rights specified therein and in the Deposit Agreement, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.
     (m) The Shares, the Preferred Stock and the Common Stock into which the Preferred Stock is convertible conform in all material respects to the respective statements relating thereto contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus.
     (n) The shares of Common Stock issuable upon the conversion of the Preferred Stock will, upon receipt of the approval by the Company’s stockholders of an amendment to the Company’s restated certificate of incorporation increasing the number of authorized shares of Common Stock, have been duly authorized and, when so issued upon such conversion, will be validly issued, fully paid and non-assessable and none of such shares of Common Stock will have been issued in violation of the preemptive or other similar rights of any securityholder of the Company.
     (o) Except as set forth in the Registration Statement, the Time of Sale Prospectus and the Prospectus, no person has the right to cause the Company to issue or sell to it any shares of capital stock or other equity interests of the Company (other than pursuant to the Company’s stock plans in existence on the date hereof or pursuant to options, rights, warrants or other convertible or exchangeable securities outstanding on the date hereof which, in each case, are disclosed in the Time of Sale Prospectus and the Prospectus), and no person has the right, contractual or otherwise, to cause the Company to register the resale under the Securities Act of any shares of capital stock of or other equity interests in the Company or to include any such shares or interests in the Registration Statement.
     (p) Except as has been disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus, the issuance of the Preferred Stock or the Shares will not cause any holder of any shares of capital stock of the Company, securities of the Company convertible into or exchangeable or exercisable for capital stock of the Company or options, warrants or other rights to purchase capital stock or any other securities of the Company to have any right to acquire any securities of the Company.
     (q) Neither the Company nor any of the Significant Subsidiaries is in breach or violation of or in default under (nor has any event occurred which with notice, lapse of time or both would result in any breach or violation of, constitute a default under or give the holder of any indebtedness (or a person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a part of such indebtedness under) (A) its respective charter or bylaws or other organizational document, or (B) any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument to which the Company or any of the Significant Subsidiaries is a party or by which any of them or any of their respective properties may be bound or affected, or (C) any federal, state, local or foreign law, regulation or rule, or (D) any rule or regulation of any self-regulatory organization or other non-governmental regulatory authority (including, without limitation, the rules and regulations of the Nasdaq Stock Market), or (E) any decree, judgment or order applicable to the Company or any of the Significant Subsidiaries or any of their respective properties which breach, violation or default, other than under clause (A), would have a Material Adverse Effect or prevent consummation of the transactions contemplated under this Agreement; and the execution, delivery and performance of this Agreement, the issuance of the Preferred Stock or the Shares and the consummation of the transactions contemplated hereby will not conflict with, result in any breach or violation of or constitute a default under (nor constitute any event which with notice, lapse of time or both would result in any breach or violation of or constitute a default under or give the holder of any indebtedness (or a person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a part of such indebtedness under) (or result in the creation or imposition of a lien, charge or encumbrance on any property or assets of the Company or any Significant Subsidiary pursuant to) (I) the charter or bylaws or other organizational document of the Company or any of the Significant Subsidiaries, (II) any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument to which the Company or any of the Significant Subsidiaries is a party or by which any of them or any of their respective properties may be bound or affected, (III) any federal, state, local or foreign law, regulation or rule, (IV) any rule or regulation of any self-regulatory organization or other non-governmental regulatory authority (including, without limitation, the rules and regulations of the Nasdaq Stock Market), or (V) any decree, judgment or order applicable to the Company or any of the Significant Subsidiaries or any of their respective properties, that, in the case of clauses (II) through (IV), would have a Material Adverse Effect or prevent consummation of the transactions contemplated under this Agreement.
     (r) No approval, authorization, consent, or order of or filing with any governmental body, authority or agency is required in connection with the issuance and sale of the Shares or the consummation by the Company of the transactions contemplated hereby other than as may be required by the Securities

Act, or the securities or blue sky laws of the Commonwealth of Puerto Rico or under the rules and regulations of the Financial Industry Regulatory Authority (“FINRA”).
     (s) Each of the Company and the Significant Subsidiaries has all necessary licenses, authorizations, consents and approvals and has made all necessary filings required under any federal, state, local or foreign law, regulation or rule, authorizations, consents and approvals from other persons, in order to conduct its respective business; neither the Company nor any of the Significant Subsidiaries is in violation of, or in default under, or has received notice of any proceedings relating to revocation or modification of, any such license, authorization, certificate, permit, consent or approval or any federal, state, local or foreign law, regulation or rule or any decree, order or judgment applicable to the Company or any of the Significant Subsidiaries, except where such violation, default, revocation or modification would not, individually or in the aggregate, have a Material Adverse Effect.
     (t) All affiliate transactions, off-balance sheet transactions (including, without limitation, transactions related to, and the existence of, “variable interest entities” within the meaning of Financial Accounting Standards Board Interpretation No. 46), contracts, licenses, agreements, properties, leases or documents of a character required to be described in the Registration Statement, the Time of Sale Prospectus and the Prospectus or to be filed as an exhibit to the Registration Statement or any documents incorporated or deemed incorporated by reference therein or otherwise deemed to be a part thereof or included therein have been so described or filed as required.
     (u) Except as set forth in the Registration Statement, the Time of Sale Prospectus and the Prospectus, there are no actions, suits, claims, investigations or proceedings pending or, to the Company’s knowledge, threatened against the Company or any of its subsidiaries or any of their respective directors or officers to which the Company or any such subsidiaries or any such directors or officers is or would be a party or of which any of their respective properties is or would be subject at law or in equity, before or by any court or governmental body, authority or agency, that would have a Material Adverse Effect or prevent consummation of the transactions contemplated under this Agreement.
     (v) PricewaterhouseCoopers LLP, whose report on the consolidated financial statements of the Company and its subsidiaries is incorporated by reference in the Registration Statement, the Time of Sale Prospectus and the Prospectus, is an independent registered public accounting firm as required by the Securities Act and by the rules of the Public Company Accounting Oversight Board.

     (w) The consolidated financial statements incorporated by reference in the Registration Statement, the Time of Sale Prospectus and the Prospectus present fairly in all material respects the consolidated financial position of the Company and its subsidiaries as of the dates indicated and the consolidated results of operations and cash flows of the Company and its subsidiaries for the periods specified and have been prepared in compliance with the requirements of the Securities Act and the Exchange Act and in conformity with generally accepted accounting principles in the United States (“GAAP”) applied on a consistent basis during the periods involved; there are no financial statements (historical or pro forma) that are required to be included or incorporated by reference in the Registration Statement, the Time of Sale Prospectus or the Prospectus (including, without limitation, as required by Rules 3-12 or 3-05 or Article 11 of Regulation S-X promulgated under the Securities Act) that are not included or incorporated by reference as required; the Company has disclosed all material commitments and contingencies in the footnotes of its consolidated financial statements to the extent such commitments and contingencies are required to be disclosed in the footnotes of consolidated financial statements prepared in accordance with GAAP; except as disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus, neither the Company nor any subsidiary is, together with its “related parties,” the “primary beneficiary” of any “variable interest entity” (as such terms are used in Financial Accounting Standards Board Interpretation No. 46).
     (x) Subsequent to the execution of this Agreement or, if earlier, the respective dates as of which information is given in the Registration Statement, the Time of Sale Prospectus and the Prospectus, except as may otherwise be stated in, or contemplated by, the Registration Statement, the Time of Sale Prospectus and the Prospectus, there has not been (i) any material adverse change, or any development involving a prospective material adverse change, in the business, management, financial condition or results of operations of the Company and its subsidiaries taken as a whole, (ii) any obligation, direct or contingent (including any off-balance sheet obligations), incurred by the Company or any subsidiary, which is material to the Company and its subsidiaries taken as a whole, (iii) any change in the capital stock or outstanding indebtedness of the Company or any subsidiary, which is material to the Company and its subsidiaries taken as a whole or (iv) any dividend or distribution of any kind declared, paid or made on the capital stock of the Company.
     (y) Neither the Company nor any of the Significant Subsidiaries is or, after giving effect to the transactions contemplated in this Agreement, will be an “investment company” or an entity “controlled” by an “investment company,” as such terms are defined in the Investment Company Act of 1940, as amended.

     (z) The Company and its subsidiaries own, or have obtained valid and enforceable licenses for, or other rights to use, the inventions, patent applications, patents, trademarks (both registered and unregistered), trade names, service names, copyrights, trade secrets and other proprietary information described in the Registration Statement, the Time of Sale Prospectus and the Prospectus as being owned or licensed by them or which are necessary for the conduct of their respective businesses as currently conducted or as proposed to be conducted, except where the failure to own, license or have such rights would not, individually or in the aggregate, have a Material Adverse Effect (collectively, “Intellectual Property”).
     (aa) Except as would not have a Material Adverse Effect, (i) all tax returns required to be filed by the Company or any of its subsidiaries have been timely filed, and (ii) all taxes and other assessments of a similar nature (whether imposed directly or through withholding), including any interest, additions to tax or penalties applicable thereto due or claimed to be due from such entities, shown on such tax returns have been timely paid, other than those being contested in good faith and for which adequate reserves have been provided.
     (bb) The statements in the Time of Sale Prospectus and the Prospectus under the heading “Taxation,” insofar as such statements constitute statements or summaries of matters of Puerto Rico and United States Federal tax consequences to certain holders and beneficial owners of the Shares, provide a fair and accurate summary of such consequences under current law in all material respects.
     (cc) The Company maintains a system of internal accounting controls meeting the requirements of Section 13(b)(2) of the Exchange Act.
     (dd) The Company has established and maintains and evaluates “disclosure controls and procedures” (as such term is defined in Rule 13a-15 and 15d-15 under the Exchange Act) and “internal control over financial reporting” (as such term is defined in Rule 13a-15 and 15d-15 under the Exchange Act); such disclosure controls and procedures are designed to ensure that material information relating to the Company, including its consolidated subsidiaries, is made known to the Company’s Chief Executive Officer and its Chief Financial Officer by others within those entities, and such disclosure controls and procedures are effective in all material respects to perform the functions for which they were established; the Company’s auditors and the Audit Committee of the Board of Directors of the Company have been advised of: (i) any significant deficiencies in the design or operation of internal controls that have been identified by the Company’s management and which could adversely affect the Company’s ability to record, process, summarize, and report financial data; and (ii) any fraud, whether or not material, that has been identified by the Company’s management and that involves management or other employees who have a role in the Company’s internal controls; such internal controls over financial reporting are effective and any past material weaknesses in internal controls have been identified for the Company’s auditors; since the date of the most recent evaluation of such disclosure controls and procedures, there have been no significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses; the principal executive officers (or their equivalents) and principal financial officers (or their equivalents) of the Company have made all certifications required by the Sarbanes Oxley Act of 2002 (the “Sarbanes Oxley Act”) and any related rules and regulations promulgated by the Commission, and the statements contained in any such certification are complete and correct in all material respects; and the Company, its subsidiaries and the Company’s directors and officers in such person’s capacity as a director or officer serving the Company, are in compliance in all material respects with all applicable effective provisions of the Sarbanes-Oxley Act and the rules and regulations of the Commission and the Nasdaq Stock Market promulgated thereunder.
     (ee) Except as (i) would not, individually or in the aggregate, have a Material Adverse Effect, or (ii) has been disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus, (x) none of the Company or any of its subsidiaries or each of the Company’s or its subsidiaries’ directors, officers, agents, employees or affiliates, in such person’s capacity as a director, officer, agent, employee or affiliates of the Company or any of its respective subsidiaries, is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “Foreign Corrupt Practices Act”) and any other applicable anti-corruption laws to which they may be subject, (y) the Company, its subsidiaries and, to the knowledge of the Company, its affiliates have conducted their businesses in compliance with the Foreign Corrupt Practices Act and any other applicable anti-corruption laws to which they may be subject, and (z) the Company and its subsidiaries have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.
     (ff) The operations of the Company and its subsidiaries are and have been conducted at all times in material compliance with all applicable financial recordkeeping and reporting requirements, including those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and the applicable anti-money laundering statutes of jurisdictions where the Company and its subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.
     (gg) The Company will not directly or indirectly use the proceeds of the offering of the Shares, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other agent, employee or affiliate of the Company or any of its subsidiaries, in such person’s capacity as a director, officer, agent, employee or affiliate of the Company or any of its subsidiaries, or any individual or entity (“Person”), to finance any activities of or with any Person, or in any country or territory, that, at the time of such financing, is a Person with whom or is in a country or territory where transactions or dealings would be prohibited for U.S. persons to engage in under the economic sanctions of the United States administered by the Office of Foreign Assets Control by the U.S. Treasury Department.
     (hh) No Significant Subsidiary is currently party to any contract, is currently subject to any regulatory order or has received any notice (directed at such Significant Subsidiary and not other similarly situated entities) from a regulatory body, authority or agency, in any case that prohibits, directly or indirectly, it from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s property or assets to the Company or any other subsidiary of the Company, except as described in the Time of Sale Prospectus and the Prospectus.
     (ii) Neither the Company nor any of the Company’s subsidiaries or any other affiliates have taken, directly or indirectly, any action that has constituted or is designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Preferred Stock or the Shares.
     In addition, any certificate signed by any officer of the Company or any of its subsidiaries and delivered to the Underwriters or counsel for the Underwriters in connection with the offer and sale of the Shares and the transactions contemplated herein shall be deemed to be a representation and warranty by the

Company or such subsidiary, as the case may be, as to matters covered thereby, to each Underwriter.
     2. Agreements to Sell and Purchase. The Company hereby agrees to sell to the several Underwriters, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees, severally and not jointly, to purchase from the Company the respective number of Firm Shares set forth in Schedule II hereto opposite its name at the purchase price set forth in Schedule I hereto (the “Purchase Price”).
     On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Company agrees to sell to the Underwriters the Additional Shares, and the Underwriters shall have the right to purchase, severally and not jointly, up to the number of Additional Shares set forth in Schedule I hereto at the Purchase Price, provided, however, that the amount paid by the Underwriters for any Additional Shares shall be reduced by an amount per share equal to any dividends declared by the Company and payable on the Firm Shares but not payable on such Additional Shares. You may exercise this right on behalf of the Underwriters in whole or from time to time in part by giving written notice not later than 30 days after the date of the Prospectus. Any exercise notice shall specify the number of Additional Shares to be purchased by the Underwriters and the date on which such shares are to be purchased. Each purchase date must be at least two business days after the written notice is given and may not be earlier than the closing date for the Firm Shares nor later than ten business days after the date of such notice. Additional Shares may be purchased as provided in Section 4 hereof solely for the purpose of covering over-allotments made in connection with the offering of the Firm Shares. On each day, if any, that Additional Shares are to be purchased (an “Option Closing Date”), each Underwriter agrees, severally and not jointly, to purchase the number of Additional Shares (subject to such adjustments to eliminate fractional shares as you may determine) that bears the same proportion to the total number of Additional Shares to be purchased on such Option Closing Date as the number of Firm Shares set forth in Schedule II hereto opposite the name of such Underwriter bears to the total number of Firm Shares.
     3. Public Offering. The Company is advised by you that the Underwriters propose to make a public offering of their respective portions of the Shares as soon after the Registration Statement and this Agreement have become effective as in your judgment is advisable. The Company is further advised by you that the Shares are to be offered to the public upon the terms set forth in the Prospectus.

     4. Payment and Delivery. Payment for the Firm Shares shall be made to the Company in Federal funds immediately available in New York City on the closing date and time set forth in Schedule I hereto, or at such other time on the same or such other date, not later than the fifth business day thereafter, as may be agreed by the Company and you. The time and date of such payment are hereinafter referred to as the “Closing Date.”
     Payment for any Additional Shares shall be made to the Company in Federal funds immediately available in New York City on the date specified in the corresponding notice described in Section 2 or at such other time on the same or on such other date, in any event not later than the tenth business day thereafter, as may be designated in writing by you.
     The Depositary Receipts representing the Firm Shares and the Additional Shares shall be registered in such names and in such denominations as you shall request in writing not later than one full business day prior to the Closing Date or the applicable Option Closing Date, as the case may be, for the respective accounts of the several Underwriters, with any transfer taxes payable in connection with the transfer of the Shares to the Underwriters duly paid, against payment of the Purchase Price therefor.
     5. Conditions to the Underwriters’ Obligations. The several obligations of the Underwriters are subject to the following conditions:
     (a) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date:
     (i) there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any of the securities of the Company or any of its subsidiaries by any “nationally recognized statistical rating organization,” as such term is defined for purposes of Rule 436(g)(2) under the Securities Act; and
     (ii) there shall not have occurred any change, or any development involving a prospective change, in the business, financial condition or results of operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Time of Sale Prospectus as of the date of this Agreement that, in your judgment, is material and adverse and that makes it, in your judgment, impracticable to market the Shares on the terms and in the manner contemplated in the Time of Sale Prospectus.

     (b) The Underwriters shall have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer of the Company, to the effect set forth in Section 5(a)(i) above and to the effect that the representations and warranties of the Company contained in this Agreement are true and correct as of the Closing Date (provided that solely with respect to those representations and warranties that have not already been qualified by materiality, such certificate may represent that such representation and warranties are true and correct in all material respects) and that the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date.
     The officer signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened.
     (c) The Underwriters shall have received on the date hereof a certificate, dated the date hereof and signed by the Chief Financial Officer of the Company, in form and substance satisfactory to the Underwriters.
     (d) The Underwriters shall have received on the Closing Date an opinion of Pietrantoni Méndez & Alvarez LLP, special Puerto Rico counsel to the Company, dated the Closing Date, substantially in the form set forth in Annex I hereto.
     (e) The Underwriters shall have received on the Closing Date the opinion and letter of Sullivan & Cromwell LLP, special counsel of the Company, dated the Closing Date, substantially in the form set forth in Annex II hereto.
     (f) The Underwriters shall have received on the Closing Date an opinion of Sidley Austin LLP, counsel for the Underwriters, dated the Closing Date, covering such matters the Manager may reasonably request.
     (g) The Underwriters shall have received from PricewaterhouseCoopers LLP, independent registered public accounting firm, on each of the date hereof and the Closing Date, a letter dated the date hereof or the Closing Date, as the case may be, in form and substance reasonably satisfactory to the Underwriters and PricewaterhouseCoopers LLP, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus; provided that the letter delivered on the Closing Date shall use a “cut-off date” not earlier than the date hereof.
     (h) The “lock-up” agreements, each substantially in the form of Exhibit A hereto, between you and certain directors and executive officers of the

Company delivered to you on or before the Closing Date, shall be in full force and effect on the Closing Date.
     The several obligations of the Underwriters to purchase Additional Shares hereunder are subject to the delivery to you on the applicable Option Closing Date of such documents as you may reasonably request with respect to the good standing of the Company, the due authorization and issuance of the Additional Shares to be sold on such Option Closing Date and other matters related to the issuance of such Additional Shares.
     6. Covenants of the Company. The Company covenants with each Underwriter as follows:
     (a) To furnish to you, without charge, a conformed copy of the Registration Statement (including exhibits thereto and documents incorporated by reference therein) and to deliver to each of the Underwriters during the period mentioned in Section 6(e) or 6(f) below, as many copies of the Time of Sale Prospectus, the Prospectus, any documents incorporated by reference therein and any supplements and amendments thereto or to the Registration Statement as you may reasonably request.
     (b) Before amending or supplementing the Registration Statement, the Time of Sale Prospectus or the Prospectus during the period mentioned in Section 6(e) or 6(f) below, to furnish to you a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which you reasonably object.
     (c) To furnish to you a copy of each proposed free writing prospectus to be prepared by or on behalf of, used by, or referred to by the Company in connection with the offering of the Shares and not to use or refer to any such proposed free writing prospectus to which you reasonably object.
     (d) Not to take any action that would result in an Underwriter or the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of the Underwriter that the Underwriter otherwise would not have been required to file thereunder.
     (e) If the Time of Sale Prospectus is being used to solicit offers to buy the Shares at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Time of Sale Prospectus in order to make the statements therein, in the light of the circumstances, not misleading, or if any event shall occur or condition exist as a result of which the Time of Sale

Prospectus conflicts with the information contained in the Registration Statement then on file, or if, in the reasonable opinion of counsel for the Underwriters and the Company, it is necessary to amend or supplement the Time of Sale Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to any dealer upon request, either amendments or supplements to the Time of Sale Prospectus so that the statements in the Time of Sale Prospectus as so amended or supplemented will not, in the light of the circumstances when the Time of Sale Prospectus is delivered to a prospective purchaser, be misleading or so that the Time of Sale Prospectus, as amended or supplemented, will no longer conflict with the Registration Statement, or so that the Time of Sale Prospectus, as amended or supplemented, will comply with applicable law.
     (f) If, during such period after the first date of the public offering of the Shares as in the reasonable opinion of counsel for the Underwriters and the Company, the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, not misleading, or if, in the reasonable opinion of counsel to the Underwriters and the Company, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses you will furnish to the Company) to which Shares may have been sold by you on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with applicable law.
     (g) To endeavor to qualify the Shares and the Common Stock into which the Preferred Stock is convertible for offer and sale under the securities or Blue Sky laws of such jurisdictions as you shall reasonably request.
     (h) To use commercially reasonable efforts to obtain, effect and maintain the listing of the Shares on the Nasdaq Stock Market.
     (i) To use commercially reasonable efforts to obtain the approval of holders of the Common Stock of an amendment to the Company’s restated

certificate of incorporation to increase the number of authorized shares of Common Stock to permit the conversion in full of the Preferred Stock into Common Stock (“Shareholder Approval”).
     (j) Until Shareholder Approval is obtained, to first reserve any additional shares of Common Stock authorized after the issuance of the Preferred Stock and the Shares to satisfy the Company’s obligations to deliver Common Stock pursuant to any conversion of the Preferred Stock.
     (k) To make generally available to the Company’s security holders and to you as soon as practicable an earning statement covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the date of this Agreement which shall satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.
     (l) Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company’s counsel and the Company’s accountants in connection with the registration and delivery of the Shares under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, any free writing prospectus prepared by or on behalf of, used by, or referred to by the Company and amendments and supplements to any of the foregoing, including the filing fees payable to the Commission relating to the Shares all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities hereinabove specified, (ii) all costs and expenses related to the transfer and delivery of the Shares to the Underwriters, including any transfer or other taxes payable thereon, (iii) the reasonable costs of printing or producing any Blue Sky or Legal Investment memorandum in connection with the offer and sale of the Shares under state securities laws and all expenses in connection with the qualification of the Shares for offer and sale under state securities laws as provided in Section 6(g) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky or Legal Investment memorandum, (iv) all filing fees and the reasonable fees and disbursements of counsel to the Underwriters incurred in connection with the review and qualification of the offering of the Shares by the National Association of Securities Dealers, Inc., (v) all costs and expenses incident to listing the Shares on NASDAQ Stock Market, if applicable, (vi) the cost of printing certificates representing the Shares, (vii) the costs and charges of any transfer agent, registrar or depositary, (viii) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Preferred Stock or the Shares, including, without limitation, expenses associated with the preparation or dissemination of any electronic road show, expenses associated with the production of road show slides and graphics, and travel and lodging expenses of the representatives and officers of the Company, and (ix) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section. It is understood, however, that except as provided in this Section, Section 8 entitled “Indemnity and Contribution” and the last paragraph of Section 10 below, the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel, stock transfer taxes payable on resale of any of the Shares by them and any advertising expenses connected with any offers they may make.
     (m) To prepare a final term sheet relating to the offering of the Shares, containing only information that describes the final terms of the offering in a form consented to by the Manager, and to file such final term sheet within the period required by Rule 433(d)(5)(ii) under the Securities Act following the date the final terms have been established for the offering of the Shares.
     The Company also covenants with each Underwriter that, without the prior written consent of Morgan Stanley & Co. Incorporated, it will not, during the period commencing on the date hereof and ending 60 days after the date of the Prospectus, (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Preferred Stock or Common Stock or any securities convertible into or exercisable or exchangeable for Preferred Stock or Common Stock or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Preferred Stock or Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Preferred Stock or Common Stock or such other securities, in cash or otherwise or (3) file any registration statement with the Commission relating to the offering of any shares of Preferred Stock or Common Stock or any securities convertible into or exercisable or exchangeable for Preferred Stock or Common Stock. The foregoing sentence shall not apply to (a) the Shares to be sold hereunder, (b) the issuance by the Company of shares of Preferred Stock or Common Stock or any securities convertible into or exercisable or exchangeable for Preferred Stock or Common Stock pursuant to the Company’s stock plans in existence on the date hereof, pursuant to options, rights, warrants or other convertible or exchangeable securities outstanding on the date hereof or pursuant to other agreements existing on the date hereof, which, in each case, are disclosed in the Time of Sale Prospectus and the Prospectus, or (c) the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of shares of Preferred Stock or Common Stock, provided that such plan does not provide for the transfer of Preferred Stock or Common Stock during the restricted period and no public announcement or filing under the Exchange Act regarding the establishment of such plan shall be required of or voluntarily made by or on behalf of the undersigned or the Company.
     7. Covenants of the Underwriters. Each Underwriter severally covenants with the Company (i) to furnish to the Company a copy of each proposed free writing prospectus to be prepared by or on behalf of, used by, or referred to by an Underwriter in connection with the offering of the Shares and not to use or refer to any such proposed free writing prospectus to which the Company reasonably objects and (ii) not to take any action that would result in an Underwriter or the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus that the Company otherwise would not have been required to file thereunder.
     8. Indemnity and Contribution. (a) The Company agrees to indemnify and hold harmless each Underwriter, each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act and each affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, or the Prospectus or any amendment or supplement thereto, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished to the Company in writing by an Underwriter through the Manager expressly for use therein, it being understood and agreed that the only information furnished by any Underwriter consists of the following information in the Time of Sale Prospectus and the Prospectus furnished on behalf of each Underwriter: the third, seventh, eleventh, thirteenth, fifteenth (with respect to the fourth sentence therein only) and sixteenth paragraphs, in each case under the caption “Plan of Distribution (Conflicts of Interest)”.

     (b) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to such Underwriter, but only with reference to information relating to such Underwriter furnished to the Company in writing by such Underwriter through you expressly for use in the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, any issuer free writing prospectus or the Prospectus or any amendment or supplement thereto, it being understood and agreed that the only information furnished by any Underwriter, consists of the information described in Section 8(a) hereof.
     (c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 8(a) or 8(b), such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonably incurred fees and expenses of more than one separate firm (in addition to local counsel) for all such indemnified parties and that all such reasonably incurred fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by Morgan Stanley & Co. Incorporated, in the case of parties indemnified pursuant to Section 8(a), and by the Company, in the case of parties indemnified pursuant to Section 8(b). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.
     (d) To the extent the indemnification provided for in Section 8(a) or 8(b) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Shares or (ii) if the allocation provided by clause 8(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 8(d)(i) above but also the relative fault of the Company on the one hand and of the Underwriters on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other hand in connection with the offering of the Shares shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Shares (before deducting expenses) received by the Company and the total underwriting discounts and commissions received by the Underwriters bear to the aggregate initial public offering price of the Shares set forth in the Prospectus. The relative fault of the Company on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters’ respective obligations to contribute pursuant to this Section 8 are several in proportion to the respective number of Shares they have purchased hereunder, and not joint.
     (e) The Company and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 8(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Section 8(d) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 8 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.
     (f) The indemnity and contribution provisions contained in this Section 8 and the representations, warranties and other statements of the Company contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter, any person controlling any Underwriter or any affiliate of any Underwriter or by or on behalf of the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Shares.
     9. Termination. The Underwriters may terminate this Agreement by notice given by you to the Company, if after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on, or by, as the case may be, any of the New York Stock Exchange, the NASDAQ Global Select Market or the Nasdaq Global Market, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a material disruption in securities settlement, payment or clearance services in the United States shall have occurred, (iv) any moratorium on commercial banking activities shall have been declared by Federal or New York State authorities or (v) there shall have occurred any outbreak or escalation of hostilities, or any change in financial markets or any calamity or crisis that, in your judgment, is material and adverse and which, singly or together with any other event specified in this clause (v), makes it, in your judgment, impracticable or inadvisable to proceed with the offer, sale or delivery of the Shares on the terms and in the manner contemplated in the Time of Sale Prospectus or the Prospectus.
     10. Effectiveness; Defaulting Underwriters. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

     If, on the Closing Date or an Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Shares that it has or they have agreed to purchase hereunder on such date, and the aggregate number of Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of the Shares to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the number of Firm Shares set forth opposite their respective names in Schedule II bears to the aggregate number of Firm Shares set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as you may specify, to purchase the Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the number of Shares that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 10 by an amount in excess of one-ninth of such number of Shares without the written consent of such Underwriter. If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Firm Shares and the aggregate number of Firm Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Firm Shares to be purchased on such date, and arrangements satisfactory to you and the Company for the purchase of such Firm Shares are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the Company. In any such case either you or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement, in the Time of Sale Prospectus, in the Prospectus or in any other documents or arrangements may be effected. If, on an Option Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Additional Shares and the aggregate number of Additional Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Additional Shares to be purchased on such Option Closing Date, the non-defaulting Underwriters shall have the option to (i) terminate their obligation hereunder to purchase the Additional Shares to be sold on such Option Closing Date or (ii) purchase not less than the number of Additional Shares that such non-defaulting Underwriters would have been obligated to purchase in the absence of such default. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.
     If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement, the Company will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder.
     11. Entire Agreement. (a) This Agreement, together with any contemporaneous written agreements and any prior written agreements (to the extent not superseded by this Agreement) that relate to the offering of the Shares, represents the entire agreement between the Company and the Underwriters with respect to the preparation of any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, the conduct of the offering, and the purchase and sale of the Shares.
     (b) The Company acknowledges that in connection with the offering of the Shares: (i) the Underwriters have acted at arms length, are not agents of, and owe no fiduciary duties to, the Company or any other person, (ii) the Underwriters owe the Company only those duties and obligations set forth in this Agreement and prior written agreements (to the extent not superseded by this Agreement), if any, and (iii) the Underwriters may have interests that differ from those of the Company. The Company waives to the full extent permitted by applicable law any claims it may have against the Underwriters arising from an alleged breach of fiduciary duty in connection with the offering of the Shares.
     12. Counterparts. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.
     13. Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.
     14. Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.
     15. Notices. All communications hereunder shall be in writing and effective only upon receipt and if to the Underwriters shall be delivered, mailed or sent to you at the address set forth in Schedule I hereto; and if to the Company shall be delivered, mailed or sent to the address set forth in Schedule I hereto.

Very truly yours,

POPULAR, INC.

By:	/s/ Richard Barrios Name: RICHARD BARRIOS
Title: SENIOR VICE PRESIDENT
[Signature page to Underwriting Agreement]

Accepted as of the date hereof
Morgan Stanley & Co. Incorporated
Acting severally on behalf of themselves
     and the several Underwriters named
     in Schedule II hereto.
By: Morgan Stanley & Co. Incorporated

By:	/s/ Kenneth G. Pott Name: Kenneth G. Pott
Title: Managing Director
Popular, Inc. Underwriting Agreement

SCHEDULE I

Time of Sale Prospectus	Prospectus dated June 12, 2009 relating
to the Shelf Shares

the preliminary prospectus supplement
dated April 12, 2010 relating to
the Shares

the Pricing Term Sheet, dated April 13,
2010 filed by the Company under
Rule 433(d) of the Securities Act

Title of Shares to be purchased:	Depositary Shares, as evidenced by
Depositary Receipts, each representing
1/40th of a share of Contingent
Convertible Perpetual Non-Cumulative
Preferred Stock, Series D

Number of Firm Shares:	40,000,000

Number of Additional Shares	6,000,000

Purchase Price:	$23.9375 per Depositary Share

Initial Public Offering Price	$25.00 per Depositary Share

Selling Concession:	$0.6375 per Depositary Share

Reallowance:	$0.2125 per Depositary Share

Closing Date and Time:	April 19, 2010 10:00 a.m.

Closing Location:	Sidley Austin LLP
787 Seventh Avenue
New York, New York 10019

Address for Notices to Underwriters:	Morgan Stanley & Co. Incorporated
1585 Broadway
New York, New York 10036

Address for Notices to the Company:	Popular, Inc.
209 Muñoz Rivera Avenue

I - 1

9th Floor
San Juan, Puerto Rico 00918
Attn: Richard Barrios, SVP and Treasurer

I - 2

SCHEDULE II

Number of Firm
Shares To Be
Underwriter	Purchased
Morgan Stanley & Co. Incorporated	32,800,000
Keefe, Bruyette & Woods, Inc.	3,600,000
Popular Securities Inc.	1,800,000
UBS Securities LLC.	1,800,000

Total:	40,000,000

II - 1

EXHIBIT A
[FORM OF LOCK-UP LETTER]
April 13, 2010
Morgan Stanley & Co. Incorporated
1585 Broadway
New York, NY 10036
Ladies and Gentlemen:
     The undersigned understands that Morgan Stanley & Co. Incorporated (“Morgan Stanley”) proposes to enter into an Underwriting Agreement (the “Underwriting Agreement”) with Popular, Inc., a Puerto Rico corporation (the “Company”), providing for the public offering (the “Public Offering”) by the several Underwriters, including Morgan Stanley (the “Underwriters”), of depositary shares (the “Depositary Shares”), as evidenced by depositary receipts (the “Depositary Receipts”), and each representing 1/40th of a share of its Contingent Convertible Perpetual Non-Cumulative Preferred Stock, Series D (no par value, $1,000 liquidation preference per share) (the “Preferred Stock”). Upon the occurrence of certain conditions, the Preferred Stock will be mandatorily convertible into shares of the Company’s Common Stock, $0.01 par value per share (the “Common Stock”).
     To induce the Underwriters that may participate in the Public Offering to continue their efforts in connection with the Public Offering, the undersigned hereby agrees that, without the prior written consent of Morgan Stanley on behalf of the Underwriters, the undersigned will not, during the period commencing on the date hereof and ending 60 days after the date of the final prospectus relating to the Public Offering (the “Lock-Up Period”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any Depositary Shares or shares of Preferred Stock or Common Stock beneficially owned (as such term is used in Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), by the undersigned or any other securities beneficially owned by the undersigned convertible into or exercisable or exchangeable for Depositary Shares, Preferred Stock or Common Stock, (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of Depositary Shares, the Preferred Stock or Common Stock, whether

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any such transaction described in clause (1) or (2) above is to be settled by delivery of Depositary Shares, Preferred Stock or Common Stock or such other securities, in cash or otherwise or (3) make any demand for or exercise any right with respect to, the registration of any Depositary Shares, Preferred Stock or Common Stock or any security convertible into or exercisable or exchangeable for Depositary Shares, Preferred Stock or Common Stock. The foregoing sentence shall not apply to (a) transactions relating to Depositary Shares or shares of Preferred Stock or Common Stock or other securities acquired in open market transactions after the completion of the Public Offering, provided that no filing under Section 16(a) of the Exchange Act shall be required or shall be voluntarily made in connection with subsequent sales of Common Stock or other securities acquired in such open market transactions, (b) transfers of Depositary Shares, shares of Preferred Stock, Common Stock or any security convertible into Depositary Shares or Preferred Stock or Common Stock as a bona fide gift, (c) distributions of Depositary Shares or shares of Preferred Stock or Common Stock or any security convertible into Depositary Shares, Preferred Stock or Common Stock to limited partners or stockholders of the undersigned, provided that in the case of any transfer or distribution pursuant to clause (b) or (c), (i) each donee or distributee shall sign and deliver a lock-up letter substantially in the form of this letter and (ii) no filing under Section 16(a) of the Exchange Act, reporting a reduction in beneficial ownership of Depositary Shares or shares of Preferred Stock or Common Stock, shall be required or shall be voluntarily made during the restricted period referred to in the foregoing sentence, unless it identifies by footnote that the transfer relates to a gift or distribution, (d) the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of Depositary Shares, Preferred Stock or Common Stock, provided that such plan does not provide for the transfer of Depositary Shares, Preferred Stock or Common Stock during the restricted period and no public announcement or filing under the Exchange Act regarding the establishment of such plan shall be required of or voluntarily made by or on behalf of the undersigned or the Company, (e) shares of Common Stock sold pursuant to a 10b5-1 trading plan adopted before the date of this agreement and (f) the delivery of Depositary Shares, Preferred Stock or Common Stock for the purpose of paying the exercise price of options to purchase Common Stock and taxes imposed on such exercise of options, provided that such options expire during the Lock-Up Period. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the undersigned’s Depositary Shares, Preferred Stock or Common Stock except in compliance with the foregoing restrictions.
     The undersigned understands that the Company and the Underwriters are relying upon this agreement in proceeding toward consummation of the Public Offering. The undersigned further understands that, if the Underwriting Agreement is not executed prior to April 20, 2010, or if the Underwriting

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Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Depositary Shares to be sold thereunder, the undersigned shall be released from all obligations under this agreement. Except as provided above, this agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors and assigns.
     Whether or not the Public Offering actually occurs depends on a number of factors, including market conditions. Any Public Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company and the Underwriters.

Very truly yours,

(Name)

(Address)

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